Exhibit 99.1
Leadis Technology Announces CFO and General Counsel Promotions
SUNNYVALE, California – April 24, 2007 – Leadis Technology, Inc. (Nasdaq: LDIS), an analog and mixed-signal semiconductor developer of color display drivers, LED drivers, and audio ICs for mobile consumer electronic devices, today announced the promotions of John Allen to Chief Financial Officer and Corporate Secretary; and Michael Morehead to General Counsel, effective immediately. Mr. Allen succeeds Victor Lee who has been the company’s Chief Financial Officer and Corporate Secretary since 2002. Mr. Lee is departing to pursue another opportunity outside of Leadis but will remain with the company through the end of June to ensure a smooth transition.
“I want to thank Vic for establishing a strong administrative foundation to support our business and to wish him much success in his future endeavors. We are fortunate that Vic has developed a high-caliber team that includes John and Mike, allowing for a seamless executive management transition,” said Mr. Tony Alvarez, President and Chief Executive Officer of Leadis Technology. “John is a 15 year industry veteran with demonstrated leadership in financial management and building control processes within the company. Mike has been a force in setting and ensuring governance processes within the company and supporting our various business functions. Their promotions are well deserved. I am confident that John and Mike will continue the high level of administrative standard we have established at Leadis.”
Mr. Allen has been Leadis’ Corporate Controller since January 2004. With outstanding leadership and performance, he was promoted to Vice President in March 2006. Prior to joining Leadis, he was Corporate Controller at Asyst Technology, a semiconductor equipment manufacturer; and at Arcot, a privately-held security software provider. Previously, Mr. Allen was Director of Accounting at Xilinx, a semiconductor manufacturer; and a division controller at Advanced Micro Devices, a semiconductor manufacturer. Mr. Allen started his career at the audit firm of Ernst & Young, LLC and is a Certified Public Accountant. Mr. Allen holds a BA degree in Business Economics from the University of California, Santa Barbara.
Mr. Morehead joined Leadis in December 2004 as Director of Legal Affairs, after serving on the company’s external counsel team. Prior to joining Leadis, Mr. Morehead was with the law firm Cooley Godward Kronish LLP for more than seven years. Mr. Morehead holds a JD degree from the University of San Diego School of Law and a BS degree in Economics from the University of California, Los Angeles.
About Leadis Technology, Inc.
Leadis Technology, Inc., headquartered in Sunnyvale, California, designs, develops and markets analog and mixed-signal semiconductors that enable and enhance the features and capabilities of mobile consumer electronic devices. Leadis’ product offerings include color display drivers, which are critical components of displays used in mobile consumer electronic devices; LED drivers, which provide controlled levels of current required to drive light emitting diodes in diverse applications including mobile backlight units; and audio CODEC and FM transmitter ICs, which are integral components in mobile media players and their associated aftermarket accessories. Leadis currently supplies display drivers supporting the major small panel display technologies, including a-Si and LTPS TFT LCD’s, color STN LCD’s, and color OLED displays, and LED drivers supporting mobile backlighting applications
Cautionary Language
This press release contains forward-looking statements regarding Leadis Technology’s business, executive management transition and governance processes. The forward-looking statements are subject to risks and uncertainties that could affect the success of Leadis’ business, the transition of new management, and the effectiveness of its management team. The risks and uncertainties include the risk factors described in the Leadis’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2006, which is available at www.leadis.com. Leadis disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of new information becoming available or to reflect events or circumstances after the date hereof. (LDISG)